Exhibit 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



     We consent to the use, in the registration statement on Form S-4 of China International Enterprises Inc. of our report dated March 3, 2006 on our audits of the financial statements of China International Enterprises Inc. as of December 31, 2005 and the results of their operations and cash flows for each of the years ended December 31, 2005 and 2004, and the reference to us under the caption "Experts".

KABANI & COMPANY

/s/ KABANI & COMPANY

Los Angeles, California
DATE: September 1, 2006